On October 21, 2009, there was a special joint meeting of shareholders of the AZL TargetPLUS Balanced Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL TargetPLUS Balanced Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust), and the AZL Balanced Index Strategy Fund (the Acquiring Fund), which is a series of the Allianz
Variable Insurance Products Fund of Funds Trust; and

Under the Plan, the Acquiring Fund would acquire all of the assets And assume all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired Funds, and the assumption of the Acquired Funds liabilities. Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:

Acquired Fund

AZL TargetPLUS Balanced Fund


For 13,503,472.256

Against 282,303.255

Abstain 886,401.519

% of outstanding
For 92.035%
Against 1.924%
Abstain 6.041%



On October 21, 2009, there was a special joint meeting of shareholders of the AZL TargetPLUS Growth Fund and AZL TargetPLUS Moderate Fund.

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL TargetPLUS Growth Fund, which is a series of the Allianz Variable Insurance Products Trust (the VIP Trust),
 and the AZL Moderate Index Strategy Fund (the Acquiring Fund), which is a series of the Allianz
Variable Insurance Products Fund of Funds Trust; and

To approve an Agreement and Plan of Reorganization (the Plan) between the AZL TargetPLUS Moderate Fund, also a series of the VIP Trust, and the Acquiring Fund; and

Under each of the Plans, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Funds in complete liquidation of the Acquired
Funds, and the assumption of the Acquired Funds liabilities.
Each Plan was voted upon by the shareholders of the respective Acquired Fund voting separately.

The number of shares voted is as follows:

Acquired Fund

AZL TargetPLUS Growth Fund
For 12,004,192.392

Against 709,941.225

Abstain 516,097.513

% of outstanding
For 90.733%
Against 5.366%
Abstain 3.901%



AZL TargetPLUS Moderate Fund

For 8,355,928.709

Against 173,566.121

Abstain 402,763.800


% of outstanding
For 93.548%

Against 1.943%

Abstain 4.509%